                                                                      EXHIBIT 28



                                                     OMB Approval No. 3245-0063
                                                     Expiration Date

                           ANNUAL FINANCIAL REPORT
                               ON SBA FORM 468
                              (CORPORATE SBICs)

--------------------------------------------------------------------------------
NAME OF LICENSEE: Allied Investment Corporation II           03/03-0196

--------------------------------------------------------------------------------
STREET ADDRESS: 1666 K Street, NW

--------------------------------------------------------------------------------
CITY, STATE AND ZIP CODE: Washington DC 20006

--------------------------------------------------------------------------------
COUNTY:

--------------------------------------------------------------------------------
EMPLOYER ID NUMBER: 52-1680801

--------------------------------------------------------------------------------
FOR THE FISCAL YEAR ENDED: 12/31/95
--------------------------------------------------------------------------------

                            SUMMARY INFORMATION:

                               A      B      C
                               ---------------
                               5      3      1

A - TOTAL ASSETS AT COST       1 = LESS THAN  $1  MILLION
                               2 = $1 MILLION TO LESS THAN $2 MILLION
                               3 = $2 MILLION TO LESS THAN $5 MILLION
                               4 = $5 MILLION TO LESS THAN $10 MILLION
                               5 = $10 MILLION OR MORE

B - OWNERSHIP                  OWNED BY BANK OR BANK HOLDING COMPANY ("BHC"):
                               1 = AT LEAST 50% OWNED BY BANK OR BHC
                               2 = AT LEAST 10% AND LESS THAN 50% OWNED BY
                                   BANK OR BHC

                               OWNED BY FINANCIAL CORPORATION (OTHER THAN BANK OR BHC):
                               3 = PUBLICLY OWNED
                               4 = PRIVATELY OWNED

                               OWNED BY NON-FINANCIAL CORPORATION:
                               5 = PUBLICLY OWNED
                               6 = PRIVATELY OWNED

                               OWNED BY INDIVIDUALS:
                               7 = PUBLICLY OWNED
                               8 = PRIVATELY OWNED

                               OWNED BY PARTNERSHIP
                               9 = PUBLICLY OWNED
                               10 = PRIVATELY OWNED

C - INDUSTRY CONCENTRATION     1 = DIVERSIFIED
                               2 = NON-DIVERSIFIED (SIC CODE____)

NOTE: Public reporting burden for this collection of information is estimated to average 17 hours per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the form. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to: Chief, Administrative Information Branch, U.S. Small Business Administration, Washington, DC 20416, and to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503.

SBA Form 468.1 (1-95) Previous editions obsolete                         Page 1C

                                                      OMB Approval No. 3245-0063
                                                      Expiration Date

                       STATEMENT OF FINANCIAL POSITION
                               AS OF 12/31/95
                     (Amounts rounded to nearest dollar)

Name of Licensee Allied Investment Corporation II       License No.  03/03-0196

                                                                                UNREALIZED         UNREALIZED
        ASSETS                                                      COST       DEPRECIATION       APPRECIATION        VALUE(1)
        ------                                                      -----------------------------------------------------------
LOANS AND INVESTMENTS                                              (Col.1)       (Col.2)             (Col.3)           (Col.4)
---------------------
Portfolio Securities:
  1   Loans                                                       8,761,096              0                  0         8,761,096
                                                               ------------    -----------        -----------       -----------
  2   Debt Securities                                            20,551,296        748,604            160,704        19,963,316
                                                               ------------    -----------        -----------       -----------
  3   Equity Securities                                           1,153,877        420,577          1,784,668         2,517,968
                                                               ------------    -----------        -----------       -----------

  4   TOTAL PORTFOLIO SECURITIES                                 30,466,189      1,169,181          1,945,372        31,242,380
                                                               ------------    -----------        -----------       -----------
  Assets Acquired in Liquidation of Portfolio Securities:
  5   Receivables from Sale of Assets Acquired                            0              0                  0                 0
                                                               ------------    -----------        -----------       -----------
  6   Assets Acquired                                                     0              0                  0                 0
                                                               ------------    -----------        -----------       -----------

  7   TOTAL ASSETS ACQUIRED                                               0              0                  0                 0
                                                               ------------    -----------        -----------       -----------
  8   Operating Concerns Acquired                                         0              0                  0                 0
                                                               ------------    -----------        -----------       -----------
  9   Notes and Other Securities Received                           448,040         67,915                  0           380,125
                                                               ------------    -----------        -----------       -----------

 10  TOTAL LOANS AND INVESTMENTS                                 30,914,229      1,237,096          1,945,372        31,622,505
                                                               ------------    -----------        -----------       -----------
 11  Less Current Maturities                                                                                          1,564,185
                                                                                                                    -----------
 12  Loans and Investments Net of Current Maturities                                                                 30,058,320
                                                                                                                    -----------
 Investment in 301(d) Licensee (2):
 13   Name ___________________________________                                                                                0
                                                                                                                    -----------
     License No.  ________________

 CURRENT ASSETS
 --------------
 14  Cash and Cash Equivalents                                                   1,484,145
                                                                               -----------
 15  Invested Idle Funds                                                                 0          1,484,145
                                                                               -----------        -----------
 16  Interest and Dividends Receivable                                             426,938
                                                                               -----------
 17  Notes and Accounts Receivable                                                 115,116
                                                                               -----------
 18  Receivables from Parent or Other Associates                                    27,671
                                                                               -----------
 19  Less: Allowance for Losses (lines 16, 17 & 18)                                143,508            426,217
                                                                               -----------        -----------
 20  Current Maturities of Portfolio Securities                                  1,564,185
                                                                               -----------
 21  Current Maturities of Assets Acquired                                               0
                                                                               -----------
 22  Current Maturities of Operating
       Concerns Acquired                                                                 0
                                                                               -----------
 23  Current Maturities of Other Securities                                              0          1,564,185
                                                                               -----------        -----------
 24  Other (specify) _________________________                                                              0
                                                                                                  -----------
 25  Other (specify) _________________________                                                              0         3,474,547
                                                                                                  -----------       -----------

 OTHER ASSETS
 ------------
 26  a. Furniture and Equipment                                                          0
                                                                               -----------
     b. Less: Accumulated Depreciation                                                   0                  0
                                                                               ------------       -----------
 27 Other (specify) Deferred organization cst                                                           1,362
                    -------------------------                                                     -----------
 28 Other (specify) Prepaid expenses & other                                                           26,681            28,043
                    -------------------------                                                     -----------       -----------

 29 TOTAL ASSETS                                                                                                    $33,560,910
                                                                                                                    -----------

(1) Column Headings apply to items 1 through 12 only. (Cost - Unrealized Depreciation + Unrealized Appreciation = Value)
(2) A note to item 13 should include percent owned, cost basis and changes resulting from equity method of accounting.



SBA Form 468.1 (1-95) Previous editions obsolete                         Page 2C

                                                      OMB Approval No. 3245-0063
                                                      Expiration Date

                       STATEMENT OF FINANCIAL POSITION
                               AS OF 12/31/95
                     (Amounts rounded to nearest dollar)


Name of Licensee Allied Investment Corporation II     License No.   03/03-0196


  LIABILITIES AND CAPITAL
  -----------------------
LONG-TERM DEBT (Net of Current Maturities)
------------------------------------------
30 Notes and Debentures Payable to or
   Guaranteed by SBA                                                                                        0
                                                                                                  -----------
31 Notes and Debentures Payable to Others                                                                   0                 0
                                                                                                  -----------      ------------

CURRENT LIABILITIES
-------------------
32  Accounts Payable and Accrued Expenses                                                               5,060
                                                                                                  -----------
33  Due to Parent or Other Associates                                                              17,991,496
                                                                                                  -----------
34  Accrued Interest Payable                                                                          395,608
                                                                                                  -----------
35  Accrued Taxes Payable                                                                                   0
                                                                                                  -----------
36  a. Current Maturities of Line 30                                                     0
                                                                               -----------
    b. Current Maturities of Line 31                                                     0                  0
                                                                               -----------        -----------
37  Distributions Payable                                                                           3,825,195
                                                                                                  -----------
38  Short-term Notes Payable/Lines of Credit                                                                0
                                                                                                  -----------
39  Other(specify) _________________________                                                                0
                                                                                                  -----------
40  Other(specify) _________________________                                                                0        22,217,359
                                                                                                  -----------      ------------

OTHER LIABILITIES
-----------------
41  Deferred Credits                                                                                  377,489
                                                                                                  -----------
42  Other(specify) _________________________                                                                0
                                                                                                  -----------
43  Other(specify) _________________________                                                                0           377,489
                                                                                                  -----------      ------------

44 TOTAL LIABILITIES                                                                                                 22,594,848
                                                                                                                   ------------

REDEEMABLE SECURITIES (guaranteed or purchased by SBA)
------------------------------------------------------
45  a. 4% Redeemable Preferred Stock (301(d) Licensees only)                             0
                                                                               -----------
    b. Cumulative Undeclared 4% Dividends                                                0                  0
                                                                               -----------        -----------
46  TOTAL REDEEMABLE SECURITIES                                                                                               0
                                                                                                                   ------------
CAPITAL
-------
47  Capital stock                                                        50
                                                               ------------
48  Paid-in Surplus                                               9.896,085      9,896,135
                                                               ------------    -----------
49  Restricted Contributed Capital Surplus                                               0
                                                                               -----------
50  Capital Stock and Surplus                                                                       9,896,135
                                                                                                  -----------
51  3% Preferred Stock Purchased by SBA                                                                     0
                                                                                                  -----------
52  Unrealized Gain (Loss) on Securities Held                                                         708,276
                                                                                                  -----------
53  Non-Cash Gains/Income                                                          806,843
                                                                               -----------

54  Undistributed Net Realized Earnings:
    a. Restricted (Equal to Cost of Treasury Stock)                       0
                                                               ------------
    b. Unrestricted                                                -445,192
                                                               ------------
    c. Total (54a plus 54b)                                                       -445,192
                                                                               -----------
55  Undistributed Realized Earnings (53 plus 54c)                                                     361,651
                                                                                                  -----------

56  Total                                                                                                            10,966,062
                                                                                                                   ------------
57  Less: Cost of Treasury Stock                                                                                              0
                                                                                                                   ------------

58  TOTAL CAPITAL                                                                                                    10,966,062
                                                                                                                   ------------

59  TOTAL LIABILITIES, REDEEMABLE SECURITIES
      AND CAPITAL (lines 44 plus 46 plus 58)                                                                        $33,560,910
                                                                                                                   ------------

SBA Form 468.1 (1-95) Previous editions obsolete                         Page 3C

                                                    OMB Approval No. 3245-0063
                                                    Expiration Date

                       STATEMENT OF OPERATIONS REALIZED
                         FOR 12 MONTHS ENDED 12/31/95
                     (Amounts rounded to nearest dollar)

Name of Licensee Allied Investment Corporation II     License No.    03/03-0196

INVESTMENT INCOME
-----------------
 1 Interest Income                                                                    3,657,233
                                                                                     ----------
 2 Dividend Income                                                                            0
                                                                                     ----------
 3 Income (Loss) from Investments in Partnerships/Flow-through Entities                       0
                                                                                     ----------
 4 Income (Loss) from Investment in Section 301(d) Licensee                                   0
                                                                                     ----------
 5 Fees for Management Services                                                               0
                                                                                     ----------
 6 Processing and Other Fees                                                              9,660
                                                                                     ----------
 7 Interest on Invested Idle Funds                                                       69,041
                                                                                     ----------
 8 Income from Assests Acquired in Liquidation of
   Loans and Investments (net of        0 Expenses)                                           0
                                 --------                                            ----------
 9 Other Income                                                                          11,923
                                                                                     ----------
10 GROSS INVESTMENT INCOME                                                                                     3,747,857
                                                                                                             -----------

EXPENSES
--------
11 Interest Expense                                                                   1,627,888
                                                                                     ----------
12 Commitment Fees                                                                            0
                                                                                     ----------
13 Other Financial Cost                                                                       0
                                                                                     ----------
14 Officers' Compensation and Benefits                                                        0
                                                                                     ----------
15 Employee Compensation and Benefits                                                         0
                                                                                     ----------
16 Investment Advisory and Management Services                                                0
                                                                                     ----------
17 Directors' and Stockholders' Meetings                                                      0
                                                                                     ----------
18 Advertising and Promotion                                                                  0
                                                                                     ----------
19 Appraisal and Investigation                                                                0
                                                                                     ----------
20 Communication                                                                              0
                                                                                     ----------
21 Travel                                                                                     0
                                                                                     ----------
22 Cost of Space Occupied                                                                     0
                                                                                     ----------
23 Depreciation and Amortization                                                          5,449
                                                                                     ----------
24 Insurance                                                                                697
                                                                                     ----------
25 Payroll Taxes                                                                              0
                                                                                     ----------
26 Other Taxes (excluding income taxes)                                                   1,000
                                                                                     ----------
27 Provision for Losses on Receivables (excluding loans receivable)                     143,508
                                                                                     ----------
28 Legal Fees                                                                             4,756
                                                                                     ----------
29 Audit and Examination Fees                                                             3,680
                                                                                     ----------
30 Miscellaneous Expenses (attach schedule)                                               1,813
                                                                                     ----------
31 TOTAL EXPENSES                                                                                              1,788,791
                                                                                                             -----------

32 NET INVESTMENT INCOME (LOSS) BEFORE INCOME TAXES                                                            1,959,066
                                                                                                             -----------

33 NET REALIZED GAIN (LOSS) ON INVESTMENTS BEFORE INCOME TAXES (1)                                             2,123,915
                                                                                                             -----------

34 NET INCOME (LOSS) BEFORE INCOME TAXES AND NONRECURRING ITEMS                                                4,082,981
                                                                                                             -----------
35 Income Tax Expense (Benefit)                                                                                        0
                                                                                                             -----------
36 NET INCOME (LOSS) BEFORE NONRECURRING ITEMS                                                                $4,082,981
                                                                                                             -----------
37 Extraordinary Item ____________________                                                                             0
                                                                                                             -----------
38 Cumulative Effect of Change in Accounting Principle                                                                 0
                                                                                                             -----------
39 NET INCOME (LOSS)                                                                                          $4,082,981
                                                                                                             -----------

(1)Include CHARGE-OFFS (full or partial) of loans and investments which represent realized losses. DO NOT INCLUDE valuation adjustments classified as unrealized appreciation or depreciation. Provide supporting detail for all realized gains and losses on page 14C of this form.

SBA Form 468.1 (1-95) Previous editions obsolete                         Page 4C

                                                      OMB Approval No. 3245-0063
                                                      Expiration Date

                           STATEMENT OF CASH FLOWS
                         FOR 12 MONTHS ENDED 12/31/95
                                (page 1 of 2)

Name of Licensee Allied Investment Corporation II     License No.    03/03-0196

(Amounts rounded to nearest dollar)

OPERATING ACTIVITIES:
---------------------
  CASH INFLOWS:
  1 Interest Received from Portfolio Concerns                                         3,300,655
                                                                                     ----------
  2 Dividends Received from Portfolio Concerns                                                0
                                                                                     ----------
  3 Other Returns on Capital Received from Portfolio Concerns                                 0
                                                                                     ----------
  4 Management Services and Other Fees Received                                          70,000
                                                                                     ----------
  5 Interest on Invested Idle Funds                                                      69,041
                                                                                     ----------
  6 Cash Received from Assets Acquired in Liquidation                                         0
                                                                                     ----------
  7 Other Operating Cash Receipts                                                             0
                                                                                     ----------
  CASH OUTFLOWS:
  8 Interest Paid                                                                     1,460,642
                                                                                     ----------
  9 Commitment Fees and Other Financial Costs                                                 0
                                                                                     ----------
 10 Investment Advisory and Management Fees                                                   0
                                                                                     ----------
 11 Officers, Directors and Employees Compensation and Benefits                               0
                                                                                     ----------
 12 Operating Expenditures (excluding compensation and benefits)                          6,887
                                                                                     ----------
 13 Income Taxes Paid                                                                         0
                                                                                     ----------
 14 Other Operating Cash Disbursements                                                   11,993
                                                                                     ----------
 15 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                               1,960,174
                                                                                                    -----------

INVESTING ACTIVITIES:
---------------------
  Cash Inflows:
 16 Loan Principal Payments Received from Portfolio Concerns                          6,542,924
                                                                                     ----------
 17 Returns of Capital Received from Portfolio Concerns                                       0
                                                                                     ----------
 18 Net Proceeds from Disposition of Portfolio Securities                             1,396,462
                                                                                     ----------
 19 Liquidation of Idle Funds Investments                                             2,722,147
                                                                                     ----------
 20 Other (Specify) _________________________                                                 0
                                                                                     ----------
  Cash Outflows:
 21 Purchase of Portfolio Securities                                                    326,069
                                                                                     ----------
 22 Loans to Portfolio Concerns                                                      13,265,207
                                                                                     ----------
 23 Idle Funds Investments                                                                    0
                                                                                     ----------
 24 Other (Specify) __________________________                                                0
                                                                                     ----------
 25 NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                              -2,929,743
                                                                                                    -----------

FINANCING ACTIVITIES:
---------------------
  Cash Inflows:
 26 Proceeds from Issuance of SBA-Guaranteed Debentures                                       0
                                                                                     ----------
 27 Proceeds from Sale of 41 Preferred Stock                                                  0
                                                                                     ----------
 28 Proceeds from Non-SBA Borrowing                                                   2,837,500
                                                                                     ----------
 29 Proceeds from Sale of Stock                                                               0
                                                                                     ----------
 30 Other (Specify) __________________________                                                0
                                                                                     ----------
  Cash Outflows:
 31 Principal Payments on SBA-Guaranteed Debentures                                           0
                                                                                     ----------
 32 Principal Payments on Non-SBA Borrowing                                                   0
                                                                                     ----------
 33 Redemption of 4% Preferred Stock                                                          0
                                                                                     ----------
 34 Redemption of 3% Preferred Stock                                                          0
                                                                                     ----------
 35 Redemption of Stock (excluding 3% and 4% Preferred)                                       0
                                                                                     ----------
 36 Dividends Paid                                                                    1,984,324
                                                                                     ----------
 37 Other (Specify) __________________________                                                0
                                                                                     ----------

SBA Form 468.1 (1-95) Previous editions obsolete                         Page 5C

                                                      OMB Approval No. 3245-0063
                                                      Expiration Date

                           STATEMENT OF CASH FLOWS
                         FOR 12 MONTHS ENDED 12/31/95
                                (page 2 of 2)

Name of Licensee Allied Investment Corporation II       License No.  03/03-0196

(Amounts rounded to nearest dollar)

 38 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                                 853,176
                                                                                                    -----------

 39 INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                   -116,393
                                                                                                    -----------
 40 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                  1,600,538
                                                                                                    -----------
 41 CASH AND CASH EQUIVALENTS AT END OF PERIOD (line 14, page 2C)                                    $1,484,145
                                                                                                    -----------

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED
--------------------------------------------------------
BY (USED IN) OPERATING ACTIVITIES:
----------------------------------
 42 Net Income (Loss) (page 4C, line 39)                                              4,082,981
                                                                                     ----------
   Adjustments to Reconcile Net Income (Loss) to Net
    Cash Provided by (Used in) Operating Activities:

 43 Depreciation and Amortization                                                         5,449
                                                                                     ----------
 44 Provision for Losses on Accounts Receivable                                         143,508
                                                                                     ----------
 45 Provision for Deferred Income Taxes                                                       0
                                                                                     ----------
 46 (Income) Loss from Investments in Partnerships/Flow-through
    Entities (excluding income received in cash)                                              0
                                                                                     ----------
 47 Realized (Gains) Losses on Investments                                           -2,123,915
                                                                                     ----------
 48 Other (Specify) Amort of OID, Cl Pt, Proc                                          -267,444
                    -------------------------                                        ----------
  Changes in Operating Assets and Liabilities
   Net of Noncash Items:

 49 (Increase) Decrease in Interest and Dividends Receivable                           -235,276
                                                                                     ----------
 50 (Increase) Decrease in Other Current Assets                                          31,418
                                                                                     ----------
 51 Increase (Decrease) in Accounts Payable                                             -40,146
                                                                                     ----------
 52 Increase (Decrease) in Accrued Interest Payable                                     167,246
                                                                                     ----------
 53 Increase (Decrease) in Accrued Taxes Payable                                              0
                                                                                     ----------
 54 Increase (Decrease) in Dividends Payable                                                  0
                                                                                     ----------
 55 Increase (Decrease) in Other Current Liabilities                                    196,353
                                                                                     ----------
 56 Other (Specify) ________________________                                                  0
                                                                                     ----------
 57 Other (Specify) ________________________                                                  0
                                                                                     ----------

 58 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                              $1,960,174
                                                                                     ----------





Supplemental disclosure of non-cash financing and investing activities is required. See FASB Statement No. 95, paragraph 32.




SBA Form 468.1 (1-95) Previous editions obsolete                         Page 6C

                        ALLIED INVESTMENT CORPORATION II

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995



NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization. Allied Investment Corporation II (the Company), a wholly owned subsidiary of Allied Capital Corporation II (Parent), is a closed-end management investment company under the Investment Company Act of 1940. The Company is licensed under the Small Business Investment Act of 1958 as a Small
Business Investment Company (SBIC).   The Company seeks to achieve a high level
of current income by providing debt, mezzanine and equity financing for small privately owned growth companies, and through long-term growth on the value of its net assets.

Valuation of Investments. Investments are carried at value, as determined by the board of directors. Loans and debt securities, which are not publicly traded, and warrants and stocks for which there is no public market are valued based on collateral, the ability to make payments, the earnings of the investee and other pertinent factors. The values assigned are considered to be amounts which could be realized in the normal course of business or from an orderly sale or other disposition of the investments. In the normal course of business, loans and debt securities are held to maturity, and the amount realized, in addition to interest, is the face value, which may equal or exceed cost.

Equity securities which are publicly traded are generally valued at their quoted market price, less a discount to reflect the effects of restrictions on the sale of such securities.

Interest Income. Interest income is recorded on the accrual basis to the extent that such amounts are expected to be collected. When collection of interest is in doubt, interest is not accrued or a reserve is established. Original issue discount is amortized into interest income using the effective interest method.

Realized Gains or Losses and Unrealized Appreciation or Depreciation on Investments. Realized gains or losses are accounted for on the trade date and are measured by the difference between the proceeds of sale and the cost basis of the investment without regard to unrealized appreciation or depreciation previously recognized, and includes investments written off during the year, net of recoveries. Unrealized appreciation or depreciation reflects the difference between cost and value.

Distributions to the Parent. Distributions to the Parent are recorded on the ex-dividend date.

Federal Income Taxes. The Company's objective is to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies. The Company annually distributes all of its taxable income to the Parent; therefore, a federal income tax provision is not required.

In addition, no provision for deferred income taxes has been made for the unrealized appreciation on investments since the Company intends to continue to annually distribute all of

                        ALLIED INVESTMENT CORPORATION II

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


its taxable income.

Dividends declared by the Company in December, but paid during January of the following year, are treated as if the dividends were received by the Parent on December 31 of the year declared.

Cash and Cash Equivalents. Cash equivalents consist of highly liquid investments with insignificant interest rate risk and original maturities of three months or less at the acquisition date.

NOTE 2.  INVESTMENTS

The loans and debt securities included in investments are at annual stated interest rates ranging from approximately six percent to 17 percent, and are generally payable in installments with final maturities from six months to eight years from date of issue. The following loans and debt securities had accrued interest that was fully reserved, or were not accruing interest at December 31, 1995:

                                                                   AGGREGATE AMOUNT OF
                                DATE INTEREST                      INTEREST RESERVED AT
                                   ACCRUAL                         DECEMBER 31, 1995 OR
    PORTFOLIO SECURITY          DISCONTINUED(1)        NET COST      NOT ACCRUED (2)
---------------------------------------------------------------------------------------
                                C>
ACCRUED INTEREST FULLY
RESERVED:

Enviroplan, Inc.                                         407,308          29,730

Enviroplan, Inc.                                       1,516,469          96,545
                                                      ----------      ----------
                 Total                              $  1,923,777     $   126,275
                                                      ==========      ==========
INTEREST NOT ACCRUED:

Old Mill                         9/22/95                 393,009          22,750

Old Mill                         9/22/95                  83,198           4,745
                                                      ----------      ----------
                 Total                              $    476,207     $    27,495
                                                      ==========      ==========


(1) Date shown only for loans and debt securities not accruing interest.

(2) From date interest accrual discontinued.

                        ALLIED INVESTMENT CORPORATION II

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


NOTE 3.  INVESTMENT ADVISORY SERVICES

The Company's investments are managed by Allied Capital Advisers, Inc. ("Advisers"), an independent publicly traded registered investment adviser. Certain officers of the Company are also officers in Advisers. Pursuant to an advisory agreement with the Parent, Advisers manages the day-to-day activities of the Parent and its wholly owned subsidiaries. The Company pays all operating expenses, except those specifically required to be borne by Advisers. The expenses paid by Advisers include the compensation of the Company's officers and the cost of office space, equipment and other personnel required for the Company's day-to-day operations. In exchange, Advisers is reimbursed for its costs incurred in connection with the above through an investment advisory fee paid by the Parent. The expenses that are paid by the Company include the Company's share of transaction costs incident to the acquisition and disposition of investments and legal and accounting fees. The Company is required to pay expenses associated with litigation and other extraordinary or non-recurring expenses, as well as expenses of required and optional insurance and bonding. All fees paid by or for the account of an actual or prospective portfolio company in connection with an investment transaction in which the Company participates are treated as commitment fees or management fees and are received by the Company, pro rata to its participation in such transaction, rather than by Advisers. Advisers is entitled to retain for its own account any fees paid by or for the account of a company, including a portfolio company, for special investment banking or consulting work performed for that company which is not related to such investment transaction or management assistance.

NOTE 4.  DIVIDENDS AND DISTRIBUTIONS

The Company's board of directors declared a dividend of $3,825,195 for the year ended December 31, 1995, which was paid January 29, 1996. This represented all of the Company's taxable income. Pursuant to SBA regulations, retained earnings available for distribution at December 31, 1995 were insufficient to pay this dividend, which resulted in an excess distribution of $1,682,288 which was charged against paid-in-surplus in January 1996.

NOTE 5.  DEBT

Demand Note. The Company has a note from the Parent under which the Company may borrow up to $20,000,000. The note is payable on demand, and bears interest at the prime rate as published in the Wall Street Journal. As of December 31, 1995, the Company was paying interest at a rate of 8.5% per annum, and had $2,008,500 available under the note.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

The Company had commitments outstanding to various prospective and existing portfolio companies totaling $119,444 at December 31, 1995.

The Company is party to certain lawsuits in connection with investments it has made to small

                        ALLIED INVESTMENT CORPORATION II

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


businesses. While the outcome of these legal proceedings cannot at this time be predicted with certainty, management does not expect that these actions will have a material effect upon the financial position of the Company.

NOTE 7.  CONCENTRATIONS OF CREDIT RISK

The Company places its cash in financial institutions and, at times, cash held in checking accounts may be in excess of the FDIC insurance limit.